INFINEX VENTURES INC.

January 30, 2006

Rodolfo Francisco Villar Garcia, Cristobal Hugo Lopehandia Cortes, and Jorge Lopehandia Cortes c/o 487 Roslyn Boulevard, North Vancouver, B.C. V7G 1P1 Attention: Jorge Lopehandia

Dear Sirs:

Re:	Tesoro Claims 1 to 12

We write further to our recent discussions to confirm the terms and conditions upon which Infinex Ventures Inc. (the “Purchaser”) will have the right to earn from Jorge Lopehandia, The Lopehandia Family & Other Associates (the “Vendors”) a Fifty (50%) percent interest, in the mining and exploration Claim (s) situated as per the attached “Schedule A” (the “Property”) and more particularly located at the northern end of the El Indio Belt in Chile Region III which is approximately 150 kms. East of the City of Vallenar, Chile , and to confirm the terms and conditions of an agreement to be entered into between us, the Purchaser and the Vendor, shall make it effective upon the execution of this Agreement.

The terms of the transaction are as follows:

1.          The Vendor hereby grants to the Purchaser the sole and exclusive irrevocable right and title (the “Title”) to Fifty (50%) percent interest in the Property by:

(a)	issuing to the Vendor Twenty Million (20,000,000) Common Shares, upon the execution by the parties of this Agreement and subject to the conditions as set out in number 8 below;
(b)

all original documents or notarized copies of official translations arethereof required to complete the transactions contemplated herein. The issuance of the 20 Million (20,000,000) Common Shares shall be issued in the Vendors designated name to the benefit of Vendor, upon the removal of the subject conditions as set out in number 8 below.

2.          Upon the Purchaser signing a resolution for the issuance of 20 Million (20,000,000) Common Shares to the Vendor and the execution of this Agreement, the Purchase and Sale will have been exercised and the Purchaser will have earned a Fifty (50%) percent right, title and interest in the Property. The Vendor will thereupon execute and deliver to the Purchaser all such transfers, consents, powers of attorney, Bill of Sale Absolute or quit claim deed and other documentation as may be required to formally transfer to the Purchaser title to the Property to be

3914 Seaton Place, Las Vegas, Nevada 89121

Tel: 702-387-4005 - Fax: 702-387-4006

held by the Purchaser as contemplated below. The Vendor shall obtain, and the Vendor must deliver to the Purchaser a Fifty (50%) percent interest in the Property.

It is not the intention of the parties to create, nor may this Agreement be construed or claimed to create, any mining, commercial or other partnership. Neither party has any authority to act for or to assume any obligation or responsibility on behalf of the other party, except as otherwise expressly provided herein.

3.          The Agreement shall terminate upon the parties mutually consenting to the termination of this Agreement;

4.	The Vendor represents and warrants to the Purchaser that:
(a)

the Vendor has the power and legal authority to validly own the properties, and the properties are presently in good standing under the laws of Chile and Vendor is duly qualified and registered as necessary to carry on all the business activities under the laws of all jurisdictions in which they carry on business or owns property and to apply for, acquire title to, own and dispose of all forms of mineral concessions in Chile. Please see attached Schedule B, C and D:

(b)

the Vendor has all necessary right, power, capacity and legal authority to enter into this Agreement and to be bound by its terms, to agree to dispose the Fifty (50%) percent interest of the Property to the Purchaser upon the terms hereof and to transfer the Fifty (50%) percent interest in the Property to the Purchaser upon compliance by the Purchaser with the terms and conditions hereof;

(c)	this Agreement has been validly entered into, executed and delivered by the Vendor and is binding upon the Vendor;
(d)

the consummation of the transactions contemplated by this Agreement does not and will not conflict with, constitute a default under, result in a breach of, entitle any person or company to a right of termination under, or result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever upon or against the property or assets of the Vendor, under its constating documents, any contract, agreement, indenture or other instrument to which the Vendor is a party or by which it is bound, any law, judgement, order, writ, injunction or decree of any court, administrative agency or other tribunal or any regulation of any governmental authority;

5.	The Purchaser represents and warrants to the Vendor that:
(a)	the Purchaser is a duly incorporated and validly subsisting and organised company and is presently in good standing under the laws of the State of Nevada;
(b)

the Purchaser or its assigned Nominee has all necessary right, power, capacity and authority to enter into this Agreement, and to be bound by its terms, subject only to the approval of the Board of Directors;

(c)

the consummation of this Agreement will not conflict with nor result in any breach of its constating documents or any covenants or agreements contained in or constitute default under any agreement or other instrument whatever to which the Purchaser is a party or by which the Purchaser is bound or to which the Purchaser may be subject; and

(d)

no proceedings are pending for, and the Purchaser is unaware of any basis for, the institution of any proceedings leading to the placing of the Purchaser in bankruptcy or subject to any other laws governing the affairs of insolvent parties.

6.          If any party hereto defaults in the performance of any of its obligations hereunder, the party affected by such default may give notice to the defaulting party, and if the defaulting party does not cure such default within thirty (30) days after receipt of such notice, the affected party may take any action on account of such default, including seeking damages, specific performance or an injunction or the termination of the Agreement constituted upon the acceptance of this offer.

7.          The Agreement constituted by the acceptance of this offer will be governed by and interpreted in accordance with the laws of State of Nevada and of Chile.

8.	This Agreement is subject to:
(i)

the completion by the Purchaser of confirmation of legal title and due diligence on the Properties as to ownership by the Vendor and results therefrom being satisfactory to the Purchaser, acting reasonably, within a period of 90 days;

(ii)	the right to extend a further 90 days by mutual consent;
(iii)

Vendor and Purchaser put forth, all their reasonable best efforts to obtain a satisfactory title opinion or Court Order, or such that the Purchaser will acquire the property free and clear of all liens and encumbrances, with a view to further develop the property into an operating mine.

9.           Upon satisfactory completion of due diligence and clear title being established the Purchaser with the assistance of the Vendor, (if necessary), will apply for permits to the appropriate authorities to place the property into production. Upon the appropriate permits being approved, the Purchaser will have the option to acquire an additional 25% interest in the property (bringing the Purchaser interest to 75%) in exchange for a further issuance of Ten Million (10,000,000) Common shares of the Purchaser’s stock;

a.

after successful production has commenced and been established for a period of no less than 1 year, the Purchaser will have the option to acquire an additional 25% (bringing the Purchaser interest to 100%) at a price to be determined at the then market value; and

b.	during the course of this agreement and after title has been established the Vendor agrees to allow the Purchaser to use the property for collateral, sale forward of metals, hedging, or any other financial transaction that the Purchaser sees fit to successfully finance the property into production.

10.           Vendor will transfer to Purchaser, any additional mining property and mineral rights relating to this property, plus any other pending claims settled or awarded by the Chilean Courts in accordance to the Chilean Laws.

11.           This Agreement may be executed in one or more counterparts, and each such counterpart shall, once the Agreement executed, form one and the same document.

If the foregoing correctly sets forth our understanding, kindly acknowledge this by signing and returning to us a copy of this letter on or before the close of business in Vancouver, B.C. on or before 4:00 p.m. on January 30th 2006. .

Yours truly,

INFINEX VENTURES INC.

By: /s/ Michael De Rosa

Michael De Rosa, President

I/We hereby acknowledge and confirm the foregoing correctly sets forth our understanding and agree to the foregoing terms and conditions as of this 30th day of January, 2006.

RODOLFO FRANCISCO VILLA GARCIA

/s/ Jorge Lopehandia

By his Attorney Jorge Lopehandia

CRISTOBAL HUGO LOPEHANDIA CORTES

/s/ Jorge Lopehandia

By his Attorney Jorge Lopehandia

JORGE LOPEHANDIA CORTES

/s/ Jorge Lopehandia

Signature

Schedule “A”

REFERENCES		ROLL NUMBER
139 TESORO 1	1 - 30	03304-0532-5
140 TESORO 2	1 - 12	03304-0532-3
141 TESORO 3	1 - 30	03304-0534-1
142 TESORO 4	1 - 30	03304-0535-K
143 TESORO 5	1 - 25	03304-0536-8
144 TESORO 6	1 - 20	03304-0537-6
145 TESORO 7	1 - 25	03304-0538-4
146 TESORO 8	1 - 12	03304-0539-2
147 TESORO 9	1 - 12	03304-0540-6
148 TESORO 10	1 - 20	03304-0541-4
149 TESORO 11	1 - 20	03304-0542-2
150 TESORO 12	1 - 5	03304-0543-0

Schedule “B”

Copy of Judicial Order as to Seizure of Properties.

" B "

[illegible]	Date: 30/06/03 # of pages
[illegible]	From: Jorge Lopehandia
[illegible]	Co:
[illegible]	Phone #
[illegible]	Fax # 1200 1.604.2916911

THE JUDICIARY
CHILE

ROLL: C-1912-2001 Page: 13
FILED: 6
NOMENCLATURE (S): (00000155) *[Illegible]*
COURT: 14TH CIVIL COURT OF SANTIAGO: Huérfanos 1411
CASE ROLL: C-1912-2001
ENTITLED: VILLAR – COMPAÑIA

Santiago, Tuesday fifth of June of two thousand and one

On the issue: As requested, and pursuant to Sections 287, 289, 290, 296, 297, 298, 299 and 302 of the Code of Civil Procedure, this Court finds prejudicial the preventive measure prohibiting the signing of acts and contracts and/or the mortgage or transfer of ownership of each mining claim, pediment and/or above mentioned mining claim. First additional pleading: summoned documents to be filed. Second and sixth additional pleadings: Be advised; third additional pleading: the petition is denied as it is unnecessary; fourth additional pleading: as requested and the deadline is extended to file a lawsuit and notify the courts within 30 calendar days; fifth additional pleading: as requested, proceed with the letter rogatory formality, and it should be executed by an authorized party.

[Unclear signature]

Resolved by: PATRICIA GOMEZ SEPULVEDA, Regular Judge

[Unclear signature]

AT SANTIAGO, Tuesday fifth of June of two thousand and one, the preceding resolution was notified by the Daily Court Reports *[Estado Diario]*

[Unclear signature]

FOURTEENTH CIVIL
COURT OF SANTIAGO

15.06.2001

IT IS A TRUE COPY OF
ITS ORIGINAL

[236 Words]

9

◆◆◆
106-2545 Lonsdale Ave. ◆ North Vancouver B.C, V7N 3H7 ◆ Canada
Phone (604) 841-2641 /Pager: 650-7108
Fax: (604) 987-2643

TRANSLATORS' S DECLARATION

I, Elena St. John, fluent in both Spanish and English, hereby attest that I have translated the contents of a decision rendered by Judge Patricia Gómez Sepúlveda on June 5, 2001 and that it is, to the best of my knowledge, a true, faithful and accurate rendering into English from wording of the original document provided to me in Spanish.

Signed and dated at Vancouver,B.C.
this 12th day of October of 2004

Elena St. John

9

FROM:MARCOLETA ASOCIADOS 562 6321521 TO:- 604 298 6911 PAGE:1

Poder Judicial
CHILE

Rol : C- 1912-2001

Foja: 13 - trece.-

FOLIO : 6
NOMENCLATURA(S): (00000155)

JUZGADO : 14º Juzgado Civil de Santiago; Huérfanos 1411
CAUSA ROL : C- 1912-2001
CARATULADO : VILLAR - COMPAÑIA

Santiago, martes cinco de junio de dos mil uno

aaa

A lo principal: Como se pide, atendido lo dispuesto en el artículo 287, 289,290,296,297,298,299 y 302 del Código de Procedimiento Civil, se decreta como prejudicial la medida precautoria de prohibición de celebrar actos y contratos y/o de gravar y/o enjenar sobre cada una de las manifestaciones, pedimentos y/o pertenecias mineras antes señaladas. primer otrosí: por acompañados los documentos con citación y custódiese; segundo y sexto otrosí: Téngase presente; tercer otrosí: no ha lugar por innecesario; cuarto otrosí: Como se pide y se amplía el plazo para deducir la acción y notificar la presente medida a 30 días corridos; quinto otrosí: Como se pide exórtese, debiéndose tramitarse por persona habilitada.

Proveyó, PATRICIA GOMEZ SEPULVEDA, Juez Titular.-

EN SANTIAGO, a martes cinco de junio de dos mil uno, se notificó por el Estado Diario la resolución precedente.

DECIMO CUARTO JUZGADO CIVIL SANTIAGO
15.06.2001
COPIA FIEL A SU ORIGINAL

Schedule “C”

Copy Power of Attorney giving Right of Disposal.

CONSERVADOR DE MINAS
COPIAPO

REPERTORIO Nº 85 / 2005.- **mjcp**

&&&

MANDATO GENERAL AMPLIO

&&&

CRISTOBAL HUGO LOPEHANDIA CORTES Y OTRO

-A-

JORGE RODRIGO LOPEHANDIA CORTES,

&&&

En Copiapó de la República de Chile, a diecinueve de Enero de dos mil cinco, ante mi, **ARMANDO CAMPOS ORTEGA,** Abogado, con oficio en calle O"Higgins número seiscientos setenta y seis Notario Público y Conservador de Minas Suplente del Titular don Hernán Cañas Valdés, según Decreto Económico número doce de fecha catorce de enero de dos mil cinco, expedida por la Ilustrísima Corte de Apelaciones de Copiapó, firmada por el Secretario; por Resolución número veinte de fecha diecisiete de enero de dos mil cinco del Cuarto Juzgado de Letras de Copiapó, y protocolizada bajo el número **siete** correspondiente al Primer Bimestre del año en curso, comparece don: **CRISTOBAL HUGO LOPEHANDIA CORTES por sí,** y en representación de don **RODOLFO FRANCISCO VILLAR GARCIA,** chileno, casado, Industrial Minero, cédula nacional de identidad número seis millones cuatrocientos noventa y cuatro mil diecisiete guión uno y domiciliado en calle Atacama novecientos

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treinta y uno, Copiapó, a quien conozco por haberme exhibido su cédula de identidad, quien manifiesta lo siguiente. **PRIMERO :** Que viene en conferir mandato y en delegar las facultades que le fueron conferidas en contrato hecho en escritura de fecha cinco de Julio de dos mil cuatro, autorizado por el Notario y Conservador de Minas don Armando Campos Ortega, suplente del titular don Hernán Cañas Valdés de la ciudad de Copiapó y en cuya escritura de mandato comparecieron en la fecha ya aludida, don Cristobal Lopehandia Cortes y don Rodolfo Francisco Villar García, este último, dueño, demandante y querellante de los juicios o procesos que se tramitan ante el catorce juzgado civil de la ciudad de Santiago en la causa número mil novecientos doce guión dos mil uno y en la causa criminal ante el Décimo Noveno Juzgado del Crimen de la misma ciudad de Santiago, rol de ingreso criminal mil ciento sesenta guión dos mil dos ambos juicios en contra de empresas **BARRICK Y/O NEVADA SA.** Las facultades otorgadas en el contrato de mandato de fecha cinco de Julio de dos mil cuatro, antes aludido, que me confirió amplias atribuciones en los mencionados juicios, las delego en don **JORGE RODRIGO LOPEHANDIA CORTES,** en representación de don Rodolfo Francisco Villar García, a quien también confiero poder en mi nombre, rol único tributario seis millones seiscientos setenta y un mil ciento veintiséis guión nueve y cédula de identidad Canadiense numero tres millones quinientos ochenta y siete mil seiscientos

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siete de profesión Técnico en Minas, Industrial Minero domiciliado en cuatrocientos ochenta y siete, Roslyn Boulevar, North, Vancouver, BC,V G 1P1, de Canadá y cuyo poder y delegación de facultades consiste en las siguientes atribuciones que pasa a exponer: Que bajo confiabilidad en Derecho Internacional, para ser utilizado bajo instrucciones en ausencia de mi persona y de mi representado en Canada, Chile y en cualquier parte del planeta Tierra confiere poder general amplio, con administración de bienes, a don **JORGE RODRIGO LOPEHANDIA CORTES**, de profesión Técnico en Minas, Industrial Minero, para que me represente en todos los asuntos, juicios y negocios de cualquiera naturaleza que sean y que actualmente tenga pendientes o le ocurran, en los sucesivo, ante cualquiera autoridad o corporación ya sea civil, criminal, laboral, tributaria, judicial o administrativa, o de cualquiera índole legal, por lo tanto, Faculta, y delega al mandatario, para que, en el desempeño de su cometido., practique en Chile Canadá y en cualquiera parte del planeta Tierra, cuantas diligencias sean necesarias y, en general, para que a mi nombre y de mi representado don Rodolfo Francisco Villar Garcia, Chileno, Casado, Minero, cedula de identidad número seis millones quinientos cuarenta mil seiscientos siete guión uno, compre, venda, permute, dé y tome en arrendamiento y administración, ceda y transfiera toda clase de bienes muebles e inmuebles, inicie manifestaciones y pedimentos mineros e incluso adquiera

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o permute bienes raíces; para que contraiga, acepte, posponga y cancele hipotecas, prendas y toda clase de garantías y prohibiciones para salvaguardar negocios y derechos adquiridos o por adquirir; para que siendo necesario , constituya al mandante y a su representado como fiador; para contratar, abrir y cerrar cuentas corrientes de depósito, de crédito, de ahorro y especiales, para percibir, de cualquier institución, las sumas, bonos o valores que correspondan al mandante y a su representado provenientes de cualquier clase de depósitos, valores hipotecarios reajustables o cualquier otro valor, título o documento que exista o que existiere en el futuro; para endosar y cancelar cheques requeridos por las negociaciones u obligaciones contractuales adquiridas, autoridad suficiente para reconocer saldos hasta 5% de los capitales manejados; girar, aceptar, reaceptar, endosar, descontar y avalar letras de cambio, pagarés y cualesquiera otros documentos mercantiles; suscribir pagarés; firmar, endosar, cancelar y retirar pólizas, manifiestos, conocimientos y documentos de embarque; tramitar toda clase de operaciones ante el Comité de Inversiones Extranjeras, Banco Central, Superintendencia Nacional de Bancos y demás entidades y autoridades bancarias; cuando se requiera, contratar mutuos; protestar toda clase de documentos, contratar créditos en cuenta corriente o cuentas especiales; contratar préstamos, avances contra aceptación, otorgando hipotecas, prendas y otras cauciones; cobrar, percibir y otorgar recibos y

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cancelaciones totales o parciales, alzando, posponiendo o limitando las prendas, hipotecas y prohibiciones; retirar valores en custodia, en garantía, en cobranza o en cualquier otra forma; comprar y vender acciones, bonos y otros valores, cobrar sus dividendos, crías y reajustes, ceder créditos y aceptar cesiones; contratar seguros, anticresis, avíos, igualas y otros; constituir, prorrogar, modificar, bajo instrucciones escritas y detalladas en forma individual de tiempo en tiempo según se requiera para el perfecto funcionamiento de los negocios encargados por el mandante y su representado; disolver y liquidar toda clase de sociedades, asociaciones y comunidades, asistir a sus Juntas con voz y voto; nombrar Administrador, pactar indivisión; celebrar contratos de cualquier especie; para novar, remitir y compensar obligaciones; para que exija rendición de cuentas, para que acepte o rechace herencias, con o sin beneficio de inventario; para que concurra a todos los actos que requiera la participación de ellas; para pedir y aceptar adjudicaciones de toda clase de bienes; para convenir y aceptar estimación de perjuicios; recibir correspondencia, aún certificada, giros y encomiendas postales; cobrar y percibir cuanto al mandante y a su representado se le adeude o adeudare, por cualquiera razón o título, y otorgar recibo y cancelaciones; para que delegue en forma limitada y especifica e individualizada en acción requerida, este poder a terceros que fueren requeridos para el perfecto y eficiente cumplimiento de su mandato en

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extrema confiabilidad y que confiera mandatos y delegaciones necesarias a otros, reasumiendo cuantas veces quiera o fuere necesario para el buen cumplimiento de su labor; otorgar rectificaciones; firmar todas las escrituras, instrumentos, escritos y documentos que nazcan del ejercicio de este mandato, para que se constituya agente oficioso si lo estimare necesario; para que entable demandas y cuando se requiera, para que se desista de ellas; reconvenga, ponga posiciones, transija, pida declaratorias de quiebras, celebre acuerdos y convenios de todo género, conceda quitas y esperas, someta los asuntos y los juicios al decisión de jueces árbitros y otorgue, a éstos, facultades de arbitradores, los nombre y prorrogue competencia; nombre síndicos, depositarios, tasadores, liquidadores, peritos y demás funcionarios que fueren precisos para cumplir en forma profesional el extenso de este mandato, para que apele, tache, entable y renuncie a toda clase de recursos legales; represente al mandante y a su representado, en tercerías; reclame implicancias y entable recusaciones; para representar al mandante y su representado ante cualquiera persona natural o jurídica, autoridades administrativas, fiscales, semifiscales, municipales, en el ejercicio de los derechos que, ante ellas, corresponda. En el orden judicial, el mandatario provisto que sú actuar vaya solo en beneficio y no en perjuicio legal o financiero de su mandante o su representado y no perjudicare sus negocios nacionales o internacionales, tendrá las facultades de

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ambos incisos del artículo Séptimo del Código de Procedimiento Civil, que se dan por enteramente reproducidas y que a continuación se indican: desistirse de la acción deducida, aceptar la demanda contraria, renunciar los recursos y los términos legales, transigir, comprometer, otorgar a los árbitros facultades de arbitradores, aprobar convenios y percibir. El mandatario podrá prestar declaraciones bajo juramento o promesa. En suma, el mandatario podrá representar al mandante y a su representado en todos los juicios o gestiones judiciales en que tenga interés actualmente o lo tuviera en lo sucesivo ante cualquier Tribunal del orden judicial, de compromiso o administrativo y en juicio de cualquiera naturaleza; así intervenga, el mandante o su representado, como demandante o demandado, como tercerista, coadyuvante o excluyente o a cualquier otro título o en cualquiera otra forma que la ocasión lo requiriere, fuere instruido a hacerlo o debiese realizarse por ordenamiento Jurídico, hasta la completa ejecución de la sentencia, como también todos los actos judiciales y extrajudiciales necesarios y aún aquéllos para los cuales la ley exige mandato especial pudiendo retener y nombrar Abogados patrocinantes y apoderados con todas las facultades necesarias extensivas a ellos para el mejor cumplimiento de su cometido, que, por este instrumento, se le confieren. Podrá el mandatario, delegar este poder y reasumirlo cuantas veces lo estime conveniente o fuere menester hacerlo para salvaguardar los derechos del mandante. O su representado, finalmente,

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Cristobal Hugo Lopehandia Cortés por si y en representación de don Rodolfo Francisco Villar García, confiere, al mandatario, cuantas facultades expresas requieran la Ley Civil, Criminal, Laboral, Tributario, Financiera, Comercial y Código de Minería en Chile, Canadá o cualquier otro lugar del Planeta Tierra tantas cuantas pudiera tener el otorgante si estuviera personalmente presente como su representado para el cumplimiento de sus acciones legales o actos y contratos de negocios, sin otras limitaciones que la de no transar legalmente o enajenar bienes o dineros en acciones directas o indirectas que vayan en contra de los intereses legales, privados o de negocios de su mandante y su representado de no poder contestar nuevas demandas ni ser emplazado, en gestión judicial, por su mandante y su representado a no ser que exista negligencia intencional y demostrable en derecho, sin que el mandatario sea, previamente avisado por el mandante y su representado haya recibido oportunidad u oportunidades para resolver y pactar soluciones de consuno con el mandante o su representado sea previamente notificado, personalmente, por el mandante compareciente. O si la actuación o actuaciones personal (es) del mandante no revocará por sí sola, el presente poder, sino que este poder es conferido en forma exclusiva, para que el mandatario y mandante actúen siempre de consuno y para el beneficio de los negocios y asuntos legales existentes y conocidos tanto por el mandante como el mandatario. Para todos los

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efectos, el mandante y mandatario se comprometen a mantenerse mutuamente informados del avance de las causas y negocios en forma regular y efectiva, acordando que todas las actuaciones que sean decisivas, tanto legales como financieras, contaran con la mas amplia transparencia informativa entre las partes. Por el presente instrumento el Mandante y su representado faculta al Mandatario, para representarlo ampliamente en Chile, Canadá y/o en cualquier parte del Planeta Tierra en forma especial y categórica ante los Tribunales de Justicia cuando se requiera y para asuntos de negocios, en forma especial, cuando el Mandante y su representado no se encuentre en Chile o en Canadá y su presencia fuere necesaria en Derecho o Ley. Por el presente instrumento, el Mandatario se compromete a hacer buen uso de su mandato y a respetar las fuentes de negocios y secretos corporativos de su mandante y su representado, actuando en respeto de las Leyes de Confiabilidad y no circunvención de negocios, como esta estatuido por la Cámara de Comercio Internacional. El Mandatario y el Mandante, acuerdan de consuno en actuar en beneficio de la Minería Regional y Nacional de Chile.- **SEGUNDO:** Con la facultad otorgada a mi persona con feeha cinco de Julio de dos mil cuatro por don Rodolfo Villar García y haciendo uso legal de mis atribuciones vengo en corregir a quien deba escuchar, oír, entender y creer que todas las falsedades ventiladas por terceros tanto en Canadá, Chile o en cualquier otra parte del Planeta Tierra respecto al

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legitimo titulo de propiedad sobre los descubrimientos mineros de las propiedades **Amarillos Norte y Amarillos Sur** del año mil novecientos noventa y seis manifestadas por mí representado Rodolfo Villar García bajo confiabilidad en asociación a familia Lopehandia siendo el financista original y principal en causas antes mencionadas el señor Jorge Rodrigo Lopehandia Cortés según el Código De Minería de Chile Articulo Cuarenta y Uno numero uno, dos, tres, cuatro y demás artículos pertinentes como a si mismo dejamos constancia que estas son las mismas propiedades que **Barrick Chile Via Minera Nevada S.A., Hector Unda Llanos** y un contrato oneroso de diez mil pesos dieron como resultado los juicios antes mencionados y la aceptación de los jueces, de una anotación marginal Medida Precautoria consistente en la Prohibición de celebrar Actos y Contratos, con respecto a las propiedades en litigio la cual consta en los antecedentes legales de las mensuras a la vista y el documento extendido por el Notario y conservador de Comercio y Minas de la Comuna de Vallenar como a sí mismo el certificado otorgado por este mismo Notario y Conservador de Minas el día 14 de Enero de 2005 donde certifica además que no existe anotación marginal ulterior que de cuenta de haberse dejado sin efecto la medida precautoria aludida precedentemente y que dice relación con la PROHIBICION de celebrar ACTOS y CONTRATOS. Cualquier celebración de actos y/o contratos de

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CONSERVADOR DE MINAS
COPIAPO

celebración de negocios por estas propiedades es objeto ilícito y se presume la mala fé y de acuerdo a las leyes el Notario y Conservador de Minas es testigo de fé y puede ser citado a comparecer a cualquier tribunal para dar fé de lo por el firmado e inscrito en el Conservador a su cargo. Estas son las mismas propiedades en la cual se celebro un acuerdo de compra por parte de BARRICK CHILE representada por don JOHN W.LILL el año 1996, en presencia del señor JORGE HERNANDES ALVARES y el abogado PALMA IRARRAZABAL. Todas estas facultades y sin perjuicios de los derechos de don JORGE LOPEHANDIA CORTES que posee como legitimo dueño en las propiedades mineras materia de estos litigios al inicio mencionados según se reconoce y se desprende del contrato Mandato y Sesión celebrado el 5 de Julio de 2004 con don RODOLFO FRANCISCO VILLAR GARCIA, se le otorgan con la celebración de este mandato.- TERCERO.-El Mandatario se compromete a mantener a su mandante informado de todo detalle y actuar que hubiere realizado en beneficio del buen cumplimiento de su mandato y el Mandatario se compromete a sufragar todos los gastos legales que fueren menester para el buen cumplimiento de las labores del Mandante y su representado en cada tarea encomendada. El Mandatario mantendrá al Mandante y su representado informado por escrito a: al domicilio de Calle ATACAMA NOVECIENTOS TREINTA Y UNO COPIAPÓ TERCERA REGIÓN DE ATACAMA,

número 11

9

REPUBLICA DE CHILE.- Minuta redactada y firmada por el abogado don Patricio Medina- En comprobante, previa lectura firman.- Se da copia.- Anotada al Repertorio bajo el número ochenta y cinco / dos mil cinco.- DOY FE.-

CRISTOBAL HUGO LOPEHANDIA CORTES
C.N.I.Nº 6.494.017-1.-

CRISTOBAL HUGO LOPEHANDIA CORTES
C.N.I.Nº 6.494.017-1.-
Pp. Rodolfo Francisco Villar García

La presente copia es testimonio fiel de su original firmó y selló con esta fecha Copiapó.

[illegible] ENE 2005

HERNAN CAÑAS VALDES NOTARIO CONSERVADOR DE MINAS COPIAPO

ARMANDO CAMPOS ORTEGA NOTARIO Y CONSERVADOR DE MINAS DE COPIAPO SUPLENTE DEL TITULAR DON. HERNAN CAÑAS VALDES.

número 12

International Notarial Certificate of Identity for use outside of Canada; Form 10

THE SOCIETY OF NOTARIES PUBLIC
OF BRITISH COLUMBIA

…mbre des Notaires
…Colombie Britanique

Notarkammer
von Britisch Kolumbien

Colegio de Notarios
de la Columbia Britanica

Notarial Certificate of Identity

CANADA
PROVINCE OF BRITISH COLUMBIA
TO WIT:

TO ALL TO WHOM THESE PRESENTS
MAY COME BE SEEN OR KNOWN:

…QUELINE D. KINSEY a Notary Public in and for the Province of British Columbia, by ROYAL AUTHORITY duly …ed, being a member in good standing of the aforesaid Society of Notaries Public, practicing in the Notarial District of …ABY , British Columbia.

…BY CERTIFY AND ATTEST that on the 7th day of February 2006

BURNABY in the said Province

…ORE ME APPEARED: JORGE RODRIGO LOPEHANDIA

…pation: Mining Chief Executive Officer — Marital Status (*1): Married

…e of Birth: 07 August 1954 — a Citizen of: CANADA

…ce of Birth (City/ Country): Santiago, Chile

…iding at: 487 Roslyn Boulevard, North Vancouver, British Columbia, Canada

…ose identity has been proven to my satisfaction through presentation of his (*2) British Columbia Driver's Licence No. …927310 and Certificate of Canadian Citizenship No. 3587607 ~~(OR) personally known to the undersigned Notary~~ (*3)

…nd in my presence voluntarily affixed his~~/her~~ signature to the document annexed hereto having first acknowledged that he~~/she~~ knows and fully understands the contents and legal meaning and consequences thereof AND I HAVE MARKED the said document with my Notarial Seal, an Act whereof being requested I have granted under Notarial Form and Seal of Office to serve and to avail …s occasion may require.

DATED at Burnaby, British Columbia, Canada this 7th day of February, 2006.

A NOTARY PUBLIC IN AND FOR THE PROVINCE OF BRITISH COLUMBIA

JACQUELINE D. KINSEY
Notary Public
#201 - 4430 HALIFAX ST.
BURNABY, B.C. V5C 5R4
TEL: (604) 299-1220

(*1) if a married woman, state maiden n… …s…drown;
(*2) e.g. his Canadian Passport No. MA-151625 or, mutatis mutandis,
(*2) e.g. her Argentine Identity Card (Cedula) No. 263 492 01 01;
(*3) strike out words not applicable and initial all deletions.

CERTIFICATE OF AUTHENTICITY

I, **G.W.WAYNE BRAID**, Secretary of **THE SOCIETY OF NOTARIES PUBLIC OF BRITISH COLUMBIA, DO CERTIFY AND ATTEST:**

THAT from the records in my custody it would appear that on the 7th **day** of **FEBRUARY 2006**

JACQUELINE D.KINSEY of **BURNABY** in the Province of **British Columbia** is a **Notary Public** in and for the said Province, by Royal Authority duly appointed and commissioned for **LIFE** and by Law authorized to act as Notary in the Notarial District of **BURNABY** British Columbia, **CANADA.**

THAT the said **JACQUELINE D.KINSEY** is a **Member IN GOOD STANDING** of The Society of Notaries Public of British Columbia.

AND THAT to the best of my information and belief the signature and the impression of the seal of **JACQUELINE D.KINSEY** attesting to the Execution Of the Document attached hereto **IS GENUINE.**

GIVEN under the hand and Seal of **THE SOCIETY OF NOTARIES PUBLIC OF BRITISH COLUMBIA**, in the City of Vancouver, this **20th** day of **FEBRUARY 2006**

G.W.WAYNE BRAID,Secretary

The Society of Notaries Public of British Columbia
Suite 1220 - 625 Howe Street, Box 44, Vancouver, BC V6C 2T6 Tel: 604-681-4516 Fax: 604-681-7258

CONSULADO GENERAL DE CHILE EN
VANCOUVER, CANADA

El Cónsul de Chile que suscribe certifica la autenticidad de la firma de don G. W. Wayne, Braid, Secretario de la Sociedad de Notarios B.C.

VANCOUVER, 22 de 02 de 06

REPUBLICA DE CHILE
MINISTERIO DE RELACIONES EXTERIORES

Nº 0068746

COMPROBANTE DE PAGO DE DERECHOS CONSULARES

HE RECIBIDO DE: Jorge Lopehandia
LA SUMA US$12
ACTUACION Nº: 245/75
POR CONCEPTO DE: 4/10
FECHA: 22-02-06

FIRMA Y TIMBRE

ORIGINAL

PETER A. SIEMSEN
Canciller

The Society of Notaries Public of British Columbia